                                                                   EXHIBIT 10.14

Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2, promulgated under the Securities and Exchange Act of 1934, as amended. Omitted information has been replaced with asterisks.


                     LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

     THIS AGREEMENT FOR A GAMMA KNIFE UNIT, (hereinafter, referred to as the "Agreement") is entered into on April 6, 1994 between Ernest A. Bates, M.D. an individual, (hereinafter referred to as "PROVIDER"), and NME HOSPITALS, INC. a Delaware corporation, dba USC University Hospital (hereinafter referred to as "NME").

                                R E C I T A L S

     WHEREAS, the Lease Agreement dated as of February 1, 1993 (the "Original Lease") entered into by and between NME and American Shared Hospital Services ("ASHS") for the lease of a Leksell Stereotactic Gamma Unit (hereinafter referred to as the "Equipment") manufactured by Elekta Instruments, Inc., a Georgia corporation ("Elekta") was terminated pursuant to that certain Agreement for Termination of Agreements and Mutual Release dated April 6, 1994 (the "Termination Agreement") between NME and ASHS and Provider prior to the delivery of the Equipment under the Original Lease;

     WHEREAS, NME wants to lease the Equipment; and

     WHEREAS, PROVIDER will enter into a LGK Purchase Agreement with Elekta for the purchase of the Equipment in the form attached hereto as Exhibit A (the "Purchase Agreement"), and an Installment Note and Security Agreement with General Electric Company for the financing of the purchase of the Equipment in the form attached hereto as Exhibit B (the "Note");

     WHEREAS, PROVIDER is willing to lease the Equipment which PROVIDER has acquired from Elekta to NME, pursuant to the terms and conditions of this Agreement.

     NOW, therefore, in consideration of the foregoing premises and the promises contained herein, the parties hereto hereby agree as follows:

     1.   Execution of Related Agreements

     (a) NME agrees that simultaneously with the execution of this Agreement it shall execute that certain LGK Agreement with Elekta, (hereinafter referred to as the "LGK Agreement"), a copy of which is attached hereto as Exhibit C and incorporated herein by this reference. NME agrees to fulfill all of its obligations under the LGK Agreement and acknowledges that PROVIDER is a third party beneficiary of the LGK Agreement. NME shall fully indemnify and hold harmless PROVIDER in the event that PROVIDER suffers any loss, damage, claim or expense (including attorneys' fees) solely as a result of NME's breach or alleged breach of the LGK Agreement.

        (b) PROVIDER agrees that on or before the execution of this Agreement, PROVIDER shall execute the Purchase Agreement and the Note. PROVIDER agrees to fulfill all of its obligations under the Purchase Agreement and the Note and acknowledges that NME is a third party beneficiary of the Purchase Agreement and the Note.

        2. Delivery of the Equipment and Site Preparation. PROVIDER shall arrange to have the Equipment delivered to NME, at 1500 San Pablo Street, Los Angeles, California (the "Site") in coordination with Elekta on or before April 6, 1994. Elekta shall be responsible for transporting the Equipment from F.O.B. loading dock to the Site and the subsequent positioning of the Equipment, as well as, construction of the temporary hot cell to facilitate charging of the Equipment with its cobalt supply. Elekta shall be reimbursed by NME for the costs associated with transporting, installing and positioning the Equipment to the Site as well as the construction of the temporary hot cell to facilitate charging of the Equipment with its cobalt supply. Such costs shall not exceed $70,000 and shall be paid upon presentation of documented expenses. PROVIDER shall exert its best faith efforts to expedite the delivery of the Equipment in accordance with the terms and conditions of the Purchase Agreement for the Equipment by and between PROVIDER and Elekta. PROVIDER shall immediately inform NME of any delay in the delivery of the Equipment. Should PROVIDER not deliver the Equipment to NME on April 6, 1994 due to no fault of NME and except for reasons of force majeure as defined under paragraph 25(c) PROVIDER shall reimburse NME at an annual interest rate of Bank of America's prime rate plus 2% on its actual cost expended to prepare the Site as of sixty (60) days subsequent to April 6, 1994 until the Equipment is delivered.

  NME shall provide a safe, convenient and properly prepared Site, at its own expense, in accordance with all of the Equipment manufacturer's (Elekta's) guidelines, specifications, technical instruments and Site Planning Criteria (which Site Planning Criteria are attached hereto as Exhibit D and incorporated herein by this reference). NME shall obtain a User License from the Nuclear Regulatory Commission and/or appropriate state agency authorizing it to take possession of the Cobalt Supply and shall obtain such other licenses, permits, approvals, consents and authorisations, which may be required by local governmental or other regulatory agencies for the Site, its preparation, the charging of the Equipment with its Cobalt Supply, the conduct of the Acceptance tests, and the use of the Equipment all as more fully set forth in Article 2.1 of the LGK Agreement.

        3. Commencement of the Term. The Term (hereinafter defined) of this Agreement shall commence upon the performance of the first Gamma Knife procedure at the Site (the "Commencement Date"). NME shall become liable to PROVIDER for the payments referred to in Paragraph 6 hereinbelow upon the Commencement Date.

        4. Costs of Site Preparation; Costs of Installation. NME's obligations shall include preparation of plans and specifications for the construction and preparation of the Site in such form as will result in the Site, when constructed in accordance with such plans and specifications, being in full compliance with Elekta's Site Planning Criteria. NME shall at its own expense and risk, prepare, construct and make ready the Site as necessary, for the installation of the Equipment, including, but not limited to, providing any temporary and/or permanent shielding of the charging of the Equipment and its use, selecting and preparing a proper foundation for the Equipment and for such shielding and walls, as well as proper alignment of the Site and wiring. NME shall reimburse Elekta for the costs associated with transporting, installing and positioning the LGK, up to a maximum of $70,000 in accordance with the LGK Agreement.

        NME shall also at its own expense select, purchase and install all radiation monitoring Equipment and devices, safety circuits and radiation warning signs needed for the Equipment at the Site, according to all applicable federal, state and local laws, regulations, recommendations or custom.

        Upon completion of the Site, NME shall warrant that the Site will be safe and suitable for its use of the Equipment. NME shall fully indemnify and hold harmless PROVIDER from any and all loss, liability, damage, expense or claim (including attorneys' fees) which PROVIDER may suffer and incur and which relate to the Site.

        NME shall be liable to PROVIDER for any change to the Equipment caused by (a) defects in construction of the Site; (b) defects arising out of materials or parts provided, modified or designed by NME with respect to the SITE; or (c) negligent or intentional acts or omission or commission by NME or any of its officers, agents, physicians, and employees in connection with the Site preparation or operation of the Equipment at the Site.

        NME hereby warrants that all site preparations are complete and ready for delivery of the Equipment.

        5. Term of the Equipment. PROVIDER agrees to provide to NME the Equipment pursuant to the terms of this Agreement, for a term of five (5) years from the Commencement Date as described in Paragraph 3 hereinabove (the "Term"), unless terminated earlier as provided herein.

        6. *

*

     7. Use of the Equipment. The Equipment may be used by NME only at the location stated above and shall not be removed therefrom. NME shall not assign or sublease the Equipment or its rights hereunder without the prior written consent of PROVIDER; which consent shall not be unreasonably withheld. No permitted assignment or sublease shall relieve NME of any of its obligations hereunder. NME shall not use nor permit the Equipment to be used in any manner nor for any purpose for which, in the opinion of Elekta or PROVIDER, the Equipment is not designed or reasonably suitable. NME shall not permit any liens, whether voluntary or involuntary, arising through NME to attach to the Equipment, without the prior written consent of PROVIDER. NME shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain the property of PROVIDER regardless of the manner in which it may be installed or attached at the Site. NME shall, at PROVIDER's request, affix to the Equipment tags, decals, or plates furnished by PROVIDER, indicating PROVIDER's ownership of the Equipment.

     8. Additional Covenants of NME. In addition to the other covenants made by NME, NME shall at its own cost and expense:

     (a) Provide properly trained professional, technical and support personnel required for the proper performance of medical procedures utilizing the Equipment. PROVIDER shall be responsible to coordinate with Elekta adequate training of initial hospital personnel.

     (b) Assume all medical and financial responsibility for the overseers' monitoring of all patients' medical condition and treatment.

     (c)  Fully comply with all of its obligations under the LGK Agreement.

     (d) Indemnify PROVIDER as herein provided: (i) NME hereby agrees to fully indemnify and/or reimburse (including reasonable attorneys' fees) PROVIDER on a prompt basis for any and all damage to the Equipment (including any violations by NME, its agents, officers, physicians, employees, successors and assigns of the Service Agreement described in Paragraph 15 hereof) to the extent such damages are caused by the negligent or wrongful acts or omissions of NME, its agents, officers, physicians and employees. In the event the Equipment is destroyed or rendered unusable, this indemnification shall extend up to (but not exceed) the full replacement value of the Equipment at the time of its destruction less salvage value, if any, (ii) NME hereby further agrees to indemnify and hold PROVIDER, its agents, officers, employees, successors and assigns, harmless from and against any and all claims, liabilities, obligations, losses, damages, injuries, penalties, actions, costs and expenses (including reasonable attorneys' fees) for all events and/or occurrences described in Article 7.3 of the LGX Agreement to the same extent that NME agrees to indemnify Electa thereunder. NME further agrees to fully indemnify and hold harmless PROVIDER for any loss, damage, claim, or expense (including reasonable attorneys' fees) PROVIDER may suffer or incur as a result of NME's breach or breach alleged in litigation with the LGX Agreement.

     9. Additional Covenants, Representations and Warranties of PROVIDER. In addition to the other covenants, representations and warranties made by PROVIDER in this Agreement:

     (a) PROVIDER represents and warrants that PROVIDER has full power and authority to enter into this Agreement, and that this Agreement does not and will not violate any agreement, contract or instrument binding upon PROVIDER.

     (b) PROVIDER represents and warrants to NME that, upon delivery of the Equipment to NME, PROVIDER shall use its best faith efforts to require that Electa meets its contractual obligations to PROVIDER and in putting the Equipment, as soon as possible, into good, safe and serviceable condition and fit for its intended use in accordance with the manufacturer's specifications, guidelines and field modification instructions.

     (c) PROVIDER represents and warrants that throughout the term of this Agreement, NME shall enjoy the use of the Equipment, free of the rights of any other persons except for those rights reserved by PROVIDER for granted to Electa under the LGX Agreement or under Electa's Purchase Agreement with PROVIDER. This provision shall in no way limit the rights of NME under Section 10.

     (d) During the entire term of this Agreement and subsequent extension thereof, PROVIDER shall maintain in full force and effect: (i) the Service Agreement referenced in Paragraph 15 hereof; and (ii) any other service or other agreements required to fulfill PROVIDER's obligations to NME pursuant to this Paragraph 9(c), PROVIDER represents and warrants that during the entire term of this Agreement and any subsequent extensions thereof, that it will fully pursue any and all remedies it may have against Elekta under the Service Agreement to insure that the Equipment will be in conformity with Elekta's warranties so that it is free from defects in design, materials, and workmanship which result in noncompliance with the specifications and/or Elekta's warranties to PROVIDER. In no event, however, shall the warranty obligations of PROVIDER to NME with respect to the Equipment be greater or more extensive than Elekta's warranty obligations to PROVIDER with respect to the Equipment.

     PROVIDER's obligations to service the Equipment shall include that duty to provide preventative maintenance, parts, and labor. The parties agree that the necessity and financial responsibility for upgrades to the Equipment shall be mutually discussed and decided by PROVIDER and NME.

     NME warrants that it shall not knowingly allow or cause any acts by its agents, officers, employees, patients, etc. which may or will jeopardize PROVIDER's rights under the Service Agreement.

     10. Ownership/Title. It is expressly understood that NME shall acquire no right, title or interest in or to the Equipment other than the right to the possession and use of the same in accordance with the terms of this Agreement.

     PROVIDER may at its sole discretion finance the Equipment, subject to obtaining an Attornment Agreement from the lender in form and substance satisfactory to NME. Financing may be in the form of an installment loan or a capitalized lease or other commercially available debt instrument, should PROVIDER finance the Equipment through an installment loan, PROVIDER shall be required to provide the Equipment and contract as collateral against the loan. Should PROVIDER finance the Equipment through a capitalized lease, title shall vest with the lessor. PROVIDER shall, however, structure the capitalized lease or loan such that the default of PROVIDER shall not affect the rights of NME to the quiet use and enjoyment of the Equipment provided that the lender shall have all of the rights and obligations of PROVIDER under this Agreement pursuant to the terms of the Attornment Agreement. PROVIDER is also authorized to assign its rights under this LEASE as collateral for any such financing.

     11. Cost of the Equipment. Except as is otherwise provided herein, NME shall bear the entire cost of using the Equipment during the Term of this Agreement. This shall include, but not be limited to, providing trained professionals, technical and support personnel and supplies to properly operate the Equipment. NME shall be fully responsible and liable for all acts and/or omissions of such professional, technical and support personnel.

        12. Taxes. PROVIDER shall pay any personal property taxes levied against the Equipment and any other taxes or governmental fees or assessments, however denoted, whether of the federal government, any state government or any local government, levied or based on this Agreement or the use of the Equipment except for those taxes, if any, pertaining to the gross income or gross receipts of NME. In the event that PROVIDER fails to pay any such taxes, NME shall have the right, in its sole and absolute discretion, to pay such taxes on behalf of PROVIDER and offset such amounts against any payments owned under
Section 6.

        13. Maintenance and Inspections. PROVIDER agrees to exercise due and proper care in the maintenance of the Equipment and to keep the Equipment in a good state of repair, reasonable wear and tear excepted. NME shall be liable to PROVIDER for all damage to the Equipment caused by the misuse, negligence, improper use or other intentional or negligent acts or omissions of NME's employees, officers agents, and physicians.

        PROVIDER (and Elekta) shall have the right of access to the Equipment for the purpose of inspecting same at all reasonable times and upon reasonable notice and with a minimum of interference to NME's operations. In the event the Equipment is improperly used by NME or its employees, agents, officers, and physicians, PROVIDER may service or repair the same as needed and such expense shall be paid by NME, unless the repair is covered by the Service Agreement described in Paragraph 15 hereof.

        Any work so performed by or in the service or maintenance of the Equipment as a result of NME's failure or neglect to do so shall not deprive PROVIDER of any of its rights, remedies or actions against NME for damages cause by such failure or neglect.

        14. Options to Extend Agreement.

        (a) NME shall have the option at the end of the five (5) year initial Term to:

                (i) *

                (ii) *

*

     (iii) Terminate this Agreement. If NME terminates this Agreement at the end of the initial term and does not purchase the Gamma Knife, PROVIDER shall remove the Gamma Knife within an agreed upon period of time after the expiration of the five (5) year initial Term.

     (iv) Renegotiate this Agreement for a specified renewal term taking into account the first five (5) years of activity of the Equipment at the Site.

     NME shall exercise one (1) of the four (4) options referred to above, by mailing an irrevocable written notice thereof to PROVIDER at 444 Market Street, Suite 2420, San Francisco, California 94111, by registered mail, postmarked on or before the end of the fourth (4th) year of the five (5) year initial Term of this Agreement. Any such notice shall be sufficient if it states in substance that NME elects to exercise its option and states which of the four (4) options referred to above NME is exercising. In the event that option *

     In the event NME chooses to exercise either option (i) or (ii) of the options listed above, the following terms shall apply to the transaction:

     The "Closing Date" shall be the first (1st) business day sixty (60) months after the Commencement Date. The Closing Date may be extended by mutual agreement of the parties.

     On or before the Closing Date, NME shall deliver to PROVIDER cash funds in the amount of the purchase price.

     On or before the Closing Date, PROVIDER shall deliver to NME four (4) duplicate original copies of a bill of sale duly executed and acknowledged by NME and the legal owner of the Equipment, which bills of sale shall warrant and defend NME from and against any and all liens, encumbrances, security interests for claims of third parties, and shall be in a form reasonably satisfactory to counsel for NME.

    15. Service Agreement. PROVIDER warrants that it shall simultaneously with the execution of this Agreement enter into a Service Agreement with Elekta (the "Service Agreement") a copy of which is attached hereto as Exhibit S and incorporated herein by this reference. Such Agreement shall be in full force and effect for the initial term of this Agreement and shall be renewed for subsequent extensions thereof.

    16. No Warranties by PROVIDER. NME warrants that as of the Commencement Date, it shall have (a) thoroughly inspected the Equipment; (b) determined for (itself that all items of the Equipment are of a size, design, capacity and manufacture selected by it; and (c) satisfied itself that to the best of its knowledge the Equipment is suitable for NME's stated purposes. PROVIDER NOT BEING THE MANUFACTURER OF THE EQUIPMENT OR THE MANUFACTURER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, DURABILITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE. Any and all warranties made by Elekta will be in its good faith best efforts enforced by PROVIDER on behalf of NME during the five (5) year initial Term hereof and any subsequent extension thereof. NME agrees to look solely to the manufacturer (Elekta) or to suppliers of the Equipment (and its software) with respect to nonstary compensation for any and all warranty claims. NME agrees that PROVIDER shall not be responsible for the delivery, installation, or operation of the Equipment or for any delay or inadequacy of any or all of the foregoing. PROVIDER shall not be responsible for any direct or indirect consequential loss or damage resulting from the installation, negligent operation or use of the Equipment or otherwise. NME expressly waives any right to hold PROVIDER liable hereunder for any claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment.

    17. Events of Default and Remedies. The occurrence of any one of the following shall constitute an Event of Default hereunder:

         (a) NME fails to pay any installment of monthly procedure payments when due when such default continues for a period of thirty (30) days after notice thereof from PROVIDER or its assignee is given to NME;

         (b) NME attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;

         (c) NME shall fail to observe or perform any of the other obligations required to be observed or performed by NME hereunder and such failure shall continue uncured for twenty (20) days after written notice thereof to NME by PROVIDER;


         (d) NME ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or it or its shareholders shall take any action looking to its dissolution or liquidation.

         (e) Within sixty (60) days after the commencement of any proceedings against NME seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty
(30) days after the appointment without NME's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

         Upon the occurrence of an Event of Default, PROVIDER may at its option do any or all of the following: (i) by notice to NME, terminate this Agreement as to the Equipment in default, wherever situated, and for such purpose, either upon the Site without liability for so doing or PROVIDER may cause NME and NME hereby agrees, to return the Equipment to PROVIDER at NME's sole cost and expense: (ii) recover from, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the present value of the then unfunded costs of the PROVIDER calculated in accordance with the formula set forth in Paragraph 14a(ii) discounted at the rate of nine percent (9%), which payment shall become immediately due and payable; (iii) sell, dispose of, hold, use or lease the Equipment in default, as PROVIDER in its sole discretion may determine (and PROVIDER shall not be obligated to give preference to the sale, lease or to the disposition of the Equipment over the sale, lease or other disposition of similar Equipment owned or leased by PROVIDER). In any event, NME shall, without further demand, pay to PROVIDER an amount equal to all sums due and payable for all periods up to and including the date on which PROVIDER has declared this Agreement to be in default.

          In the event that NME shall have paid to PROVIDER the liquidated damages referred to in (ii) above, PROVIDER hereby agrees to pay to NME promptly after receipt thereof, all rentals or proceeds received from the reletting or sale of the Equipment during the balance of the five (5) year initial Term (after deduction of all expenses incurred by PROVIDER; said amount never to exceed the amount of the liquidated damages paid by NME). NME agrees that PROVIDER shall have no obligation to sell the Equipment. NME shall in any event remain fully liable for reasonable damages as provided by law for all costs and expenses incurred by PROVIDER on account of such default, including but not limited to, all court costs and reasonable attorneys' fees. NME hereby agrees that, in any event, it shall be liable for any deficiency after any sale, lease or other disposition of the Equipment by PROVIDER. The rights afforded PROVIDER hereunder shall not be deemed to be exclusive, but shall be in addition to any other rights or remedies provided by law.

     18.  Insurance.

          (a) During the five (5) year initial Term of this Agreement (and any successive terms) PROVIDER shall, at its own cost and expense, keep in effect an all risk and hazard insurance policy covering the Equipment. The all risk and hazard insurance policy shall be for an amount not less than the replacement cost of the Equipment. During the five (5) year initial Term of this Agreement, NME shall, at its own cost and expense keep in effect public liability and professional liability insurance policies or self insurance concerning the operation of the Equipment by NME. Said policies shall be in the amounts of not less than $1,000,000 per occurrence and $5,000,000 in aggregate per year. NME and PROVIDER, their successors and assigns, shall be named as additional insureds and/or loss payees on the insurance policies maintained hereunder by the other party. Evidence of such insurance coverages shall be furnished by both parties to the other party upon written request, by no later than the Commencement Date.

     (b) If the Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, NME shall give to PROVIDER immediate notice. PROVIDER shall determine, within thirty (30) days after the date of occurrence of such damage or destruction, whether the Equipment can be repaired. In the event PROVIDER determines that the Equipment cannot be repaired, PROVIDER at its sole cost and expense shall promptly replace the Equipment. This Agreement shall continue in full force and effect as though such damage or destruction had not occurred. In the event PROVIDER determines that the Equipment can be repaired, PROVIDER shall cause the Equipment to be promptly repaired. All proceeds of insurance received by PROVIDER under said policy shall be applied toward the cost of any such repair or replacement of the Equipment.

        19. Notices. Any notices required under this Agreement shall be sent in writing and shall be deemed to have been duly given if delivered by hand or mailed by certified or registered mail to the following addresses:

           To PROVIDER:  E.A. Hates, M.D.
                         444 Market Street, Suite 2420
                         San Francisco, CA 94111

           To NME:       NME Hospitals, Inc.
                         c/o USC University Hospital
                         1500 San Pablo Street
                         Los Angeles, CA 90033
                         Attn: Jeff Green

           With copy to: National Medical Enterprises, Inc.
                         2700 Colorado Avenue
                         Santa Monica, CA 90404
                         Attn: Regional Counsel

Or to such other addresses as either party may specify for the reception of notice from time to time in writing to the other party. Any such notice shall be effective only when actually received by the party to whom addressed.

        20. Integration/Supersedure. This Agreement contains the full and entire Agreement between the parties hereto, and no oral or written understanding is of any force or effect whatsoever unless expressly contained in a writing executed subsequent to the date of this Agreement.

        21. Waivers. To the extent that PROVIDER fails or chooses not to pursue any of its remedies under this Agreement or pursuant to applicable law, such shall not prejudice PROVIDER's rights to pursue any of those remedies at any future time and shall not constitute a waiver of PROVIDER's rights.

        22. Assignments. This Agreement is binding upon and shall inure to the benefit of the permitted successors or assigns of the respective parties hereto, except that neither party may assign its rights or obligations under this Agreement without the express written consent of the other (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, NME hereby agrees to consent to the assignment of this Agreement and any collateral agreements attached hereto by PROVIDER to ASHS or any affiliate upon reasonable assurances that the signee has fully assumed all of the obligations under the Lease collateral agreements.

     23. Amendments. This Agreement shall not be amended or altered in any manner unless such amendment or alteration is in a writing signed by both parties.

     24. Record-Keeping Requirements. To the extent required by the regulations promulgated by the Health Care Financing Administration pursuant to
Section 952 of the Omnibus Reconciliation Act of 1980, PROVIDER  shall:

          (a) Until the expiration of four (4) years following the furnishing of services pursuant to this Agreement, PROVIDER agrees to make available upon written request of the Secretary of Health and Human Services or the U.S. Comptroller General of any of their duly authorized representatives, this Agreement, any books, documents and records necessary to verify the nature and extent of costs incurred by NME by reason of the activities of PROVIDER under this Agreement; and

          (b) If PROVIDER elects to delegate any of its duties under this Agreement (which have a cost or value of Ten Thousand Dollars ($10,000.00) or more over a twelve (12) month period) to a related organization, PROVIDER may do so only through a subcontractor which is consented to by NME, it being understood that, inasmuch as NME is entering into this Agreement in reliance on PROVIDER's reputation and expertise, that NME shall be the sole judge of the reputation and expertise of the proposed delegates, and only through a subcontractor which provides that, until the expiration of four (4) years following the furnishing of services under such subcontract, the related organization shall make available, on request of the Secretary of Health and Human Services or the U.S. Comptroller General or any of their authorized representatives, the subcontract, and books, documents and records of the nature and extent of costs incurred by NME by reason of activities of such related organization under such subcontract. No delegation by PROVIDER of its duties hereunder shall relieve PROVIDER from liability hereunder.

     25.  Miscellaneous Provisions.

          (a) The invalidity or unenforceability of any portion or provision of this Agreement shall not affect the validity or enforceability of any other portion, nor shall either party's implied or express consent to the breach or waiver of any provision of this Agreement constitute a waiver of such provision as to any subsequent breach.

          (b) In the event of any claim controversy arising hereunder, the prevailing party in such claim or controversy shall be entitled to a reasonable attorneys' fee in addition to whatever other relief said party would be otherwise entitled.

          (c) Force Majeure. Failure to perform by either party will be excused in the event of any delay or inability to perform its duties under this Agreement directly or indirectly caused by conditions beyond its reasonable control including without limitation, fires, floods, earthquakes, snow, ice, disasters, Acts of God, accidents, riots, wars, operation of law, strikes, governmental action or regulations, shortages of labor, fuel, power, materials, manufacturer delays or transportation problems.

     IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

NME Hospitals, Inc.                Ernest A. Bates, M.D.


By: /s/ Gerald Bosworth            By: /s/ ERNEST A. BATES, M.D.
   --------------------------          ---------------------------
                                       Ernest A. Bates, M.D.
                                       an individual





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

                                   EXHIBIT C

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

                                   EXHIBIT D

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